UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 4, 2002

BROADBAND WIRELESS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

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(State or other jurisdiction of incorporation)

0-08507	75-1441442
(Commission File Number)	(I.R.S. Employer Identification No.)

211 N. Robinson, Ste 1750, Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

405-321-8530

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(Registrant's telephone number, including area code)

ITEM 1. Change in Control.

BroadBand Wireless International Corporation (the "Company") previously reported in its 10QSB filing of August 16, 2002, and in its 10KSB filing of August 7, 2002 with the Commission its intention to merge with Entertainment Direct TV.  The detailed terms of the merger are included in those filings which are herewith incorporated by reference.

On August 29, 2002 the Company  announced the completion of the merger with Entertainment Direct TV in accordance with the reorganization plan confirmed by the Federal Court on July 30, 2002.

Under the plan, the Company acquired 100% of the issued and outstanding stock of EDTV from its shareholders in exchange for EDTV's shareholders acquiring 75% of the Company's outstanding equity securities.

New members of the board of directors have been selected: -- Michael Williams  (Chairman of the Board), Keith McAllister, Terry Gourley, Richard Weddle, Ron Tripp, Robert Nau, and  Bert Padell.

Pursuant to Rule 14f-1 new members of the Board of Directors will assume their responsibilities a minimum of ten days after notification has been sent to shareholders of record and a copy of said notification filed with the Commission in approximately ten days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADBAND WIRELESS

INTERNATIONAL CORPORATION

(Registrant)

Date: September 4, 2002

By: /s/ Ron Tripp

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        Ron Tripp

        President